EXHIBIT 23.1

Consent of Independent Auditors

     We consent to the incorporation by reference in this registration statement of Integrity Bancshares, Inc. on Form S-8 of our report, dated February 27, 2004, included in the Annual Report on Form 10-KSB of Integrity Bancshares, Inc. for the year ended December 31, 2003.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
December 10, 2004